Exhibit 1.01
Conflict Minerals Report
This Report has been prepared pursuant to Rule 13p-1 (the “Rule”) for the reporting period from January 1 to December 31, 2014. The Company is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company also provides industrial products and services to the downstream chemicals, and process and pipeline industries. The Company conducts its operations through subsidiaries, affiliates, ventures and alliances. The Company operates in more than 80 countries around the world and the corporate headquarters is in Houston, Texas.
Our supply chain is both global and complex, and there are multiple tiers of suppliers between us and the original sources of minerals used in our products. Therefore, we relied on our direct suppliers to provide us information about the origin of conflict minerals in the raw materials and components we purchase for use in the manufacture of or contracts to manufacture products that we offer for sale.
We are committed to the responsible sourcing of raw materials and components necessary to the production or functionality of our products for sale, and we have publicly posted this policy. The policy, including the commitment to establishing a conflict-free supply chain, may be found at: http://www.bakerhughes.com/company/corporate-social-responsibility/human-rights-and-security/conflict-minerals.
The Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “will,” “intend,” “anticipate,” “believe,” “ensure,” “expect,” “if,” “estimate,” “project,” “foresee,” “predict,” “outlook,” “aim,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement.
Reasonable Country of Origin Inquiry
In accordance with the Rule, we undertook a reasonable country of origin inquiry to determine the origin of the conflict minerals necessary to the production or functionality of the products we offer for sale for the fiscal year-ended December 31, 2014. We undertook the following as part of that inquiry:

•
identified those products which we manufactured or contracted to manufacture that we reasonably believed contained one or more conflict minerals (defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold), by first eliminating those products which were clearly not subject to the Rule, including tool rentals, service-only, chemicals, and fluids;

•
using lessons learned during the previous reporting year, we changed our process to help ensure we have identified all relevant suppliers which potentially provided raw materials or components used in the manufacture or contract for manufacture of the products specifically identified in the step above; engaged the services of a third-party conflict minerals service provider to create and maintain a supplier engagement portal;

•	engaged the services of a third-party conflict minerals service provider to contact the identified suppliers;

•	informed our suppliers of the Company’s conflict minerals policy and our expectation for compliance with that policy and their cooperation in developing conflict minerals data;

•	requested our suppliers to determine which of the materials or components they provided to the Company contained one or more conflict minerals;

•	requested our suppliers to in turn require their suppliers to comply with the Company’s conflict minerals requirements;

•	requested our suppliers to develop a company policy and management system with respect to conflict minerals and to require their suppliers to in turn adopt similar policies and systems;

•
informed our suppliers of the informational and instructional materials available on the our third-party conflict minerals service provider’s Conflict Minerals Resource Center web page, pertaining to the conflict minerals regulation, the Conflict Minerals Reporting Template (“CMRT”) questionnaire, and due diligence guidelines.

•
requested from those our suppliers confirmation of the presence of every necessary conflict mineral in the raw materials or components they supplied to the Company, and information regarding the origin of those minerals;

•	established a deadline of March 31, 2015 to provide the requested conflict minerals information and documentation;

•
followed up with unresponsive suppliers to request compliance with the Company’s requests for information and documentation, until the stated deadline by: sending up to four e-mailed messages by the Company’s third-party service provider, and attempting at least one phone call by the service provider in cases when e-mail contact was unsuccessful;

•
reviewed the responses compiled for each responding supplier, to determine which smelters or refiners (“SORs”) were the source of necessary conflict minerals contained in the raw materials or components supplied to the Company;

•	received completed questionnaires from 30% of the identified suppliers contacted by our third-party conflict minerals service provider; and

•
increased by more than 46% the identification of total SORs in the Company’s supply chain from 2013, and increased by 94% the identification of total conflict-free SORs from 2013, both increases due, in part, to the Company’s change in process noted above.

We have also participated in monthly Responsible Sourcing Network Multi-Stakeholder Group calls and periodic Oil and Gas Services Working Group meetings, as well as attended various webinars and the 2nd Conflict Minerals Reporting & Supply Chain Transparency Conference, to enable us to consider best practices and to explore opportunities to participate in responsible sourcing and supply chain transparency.
The Company’s responding suppliers identified 388 SORs believed to be the source of necessary conflict minerals contained in the raw materials or components supplied to the Company. Of those supplier-identified SORs, 37 potentially sourced minerals or ores from the DRC Region, requiring due diligence on the source and chain of custody of conflict minerals. These SORs are more fully described in the table located in Schedule 2 below.
The appropriate due diligence on the above listed SORs is more fully described below.
Design of Due Diligence
Our due diligence was designed in conformance with the due diligence related steps of a nationally or internationally recognized due diligence framework, specifically, the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition).
Due Diligence Measures Undertaken
We determined that approximately 10% of the identified SORs in our global supply chain required due diligence on source and chain of custody of the necessary conflict minerals ultimately provided to us, based upon the applicability of one or more criteria:

•	reporting sourcing conflict minerals from the conflict area;

•	providing data on SORs that self-report sourcing from a mine located in the conflict area;

•	providing data on SORs that were reported by independent entities to source from a mine located in the conflict area;

•
indicated that the SOR named by the supplier passed materials through a known or suspected country for smuggling, export out of other countries, or the transit of materials containing conflict minerals; or

•	provided information about an SOR indicating the origin of the materials was not from a country known to hold reserves.
We undertook the following measures in its exercise of due diligence on the source and chain of custody of the necessary conflict minerals:

•
attempted to verify the existence and correct identity of SORs named by responsive suppliers, through contact with the pertinent SORs and cross-checks against Internet-based SOR lists compiled by U.S Department of Commerce, Conflict-Free Smelter Initiative, London Bullion Market Association, and Responsible Jewellery Council, to verify:

◦	the source, countries of origin and chain of custody documentation of relevant minerals,

◦	DRC conflict-free designations from the above named entities,

◦	independent audits of processing facilities’ supply chains, and

◦	other supply chain and chain-of-custody certifications or audits; and

•	initiated follow-up contact with SORs directly, to confirm source and chain of custody information as well as conflict status of conflict minerals by:

◦	attempting contact by phone at least 3 times,

◦	attempting contact by e-mail at least 3 times, if phone contact was unsuccessful or unavailable, and

◦	if direct contact was unsuccessful or unavailable, utilizing SOR web site information, to determine mineral source, chain of custody and conflict status.
Results of Due Diligence Undertaken
The conflict status of the SORs requiring due diligence is included in the table located in Schedule 2 below.
Independent Private Sector Audit
The Company is not subject to an independent private sector audit of the Report.
Risk Mitigation
With respect to those products we manufacture or contract to be manufactured for sale that contain necessary conflict minerals, we plan to undertake the following steps to mitigate the risk that our necessary conflict minerals could unintentionally benefit armed groups:

•	improve processes to identify the presence of necessary conflict minerals in those of our products we manufacture or contract to be manufactured and offer for sale by:

◦	seeking to increase our supplier response rate to 35% for 2015 and to 50% for 2016, although response rates will depend on supplier cooperation,

◦	requiring suppliers to provide conflict minerals data at the material or component level,

◦
incorporating a flow-down clause on all new or renewed Master Service Agreements, creating a contractual obligation on the part of suppliers to comply with the Company’s conflict minerals requirements and to in turn require policy and systems implementation by successive supply chain tiers;

•	continue to assess the presence of necessary conflict minerals in our relevant supply chain;

•	continue to perform due diligence on the necessary conflict minerals supplied to us, to determine their origin;

•	continue to clearly communicate to suppliers our expectations with regard to compliance with the Company’s stated policies, performance, transparency and responsible sourcing practices;

•
engage with our suppliers to encourage their sourcing from conflict-free SORs or mines, and to obtain from their applicable SORs or mines, conflict-free designations from recognized certification programs;

•
continue to engage those of our suppliers that have not responded to our request for 2014 conflict minerals information, ultimately seeking to engage as many as possible of those suppliers, to determine for 2015:

◦	those suppliers’ use of necessary conflict minerals,

◦	the country of origin of those conflict minerals,

◦	the use of scrap or recycled sources of those conflict minerals, and

◦	the source and chain of custody of those conflict minerals originating in the conflict area and not obtained from scrap or recycled sources;

•	improve and expand engagement of SORs by independent certifying organizations, by actively participating in and seeking membership in the Conflict Free Smelter Initiative;

•
monitor the activities, initiatives and programs of DRC regional governments and agencies, international bodies, and non-governmental organizations which are aimed at minimizing or eliminating the benefit to relevant armed groups derived from conflict minerals, and, where practicable, to support or implement those activities, initiatives or programs;

•	seek, where practicable, alternative suppliers that responsibly source necessary conflict minerals, which may include sources within the conflict area that do not benefit armed groups; and

•
continue to participate in local and national industry groups, as well as non-governmental organizations, such as the Responsible Sourcing Network Multi-Stakeholder Group and the Oil and Gas Services Working Group on conflict minerals, to develop best practices regarding responsible sourcing and supply chain transparency.

Products Description
Our products that are considered to contain necessary conflict minerals include the following:

•	Drill Bits - includes Tricone™, PDC or “diamond”, and Kymera™ hybrid drill bits used for performance drilling, hole enlargement and coring.

•
Completion Systems - includes products used to control the flow of hydrocarbons within a wellbore including sand control systems; liner hangers; wellbore isolation; expandable tubulars; multilaterals; safety systems; packers and flow control; and tubing conveyed perforating.

•
Wellbore Intervention - includes products used in existing wellbores to improve their performance including thru-tubing fishing; thru-tubing inflatables; conventional fishing; casing exit systems; production injection packers; and remedial and stimulation tools.

•	Intelligent Production Systems - includes products used to monitor and dynamically control the production from individual wells or fields including intelligent well systems.

•
Artificial Lift - includes electric submersible pump systems; progressing cavity pump systems; gas lift systems; and surface horizontal pumping systems used to lift large volumes of oil and water when a reservoir is no longer able to flow on its own.

Processing Facilities
Based on our due diligence efforts to date, we do not have sufficient information to fully determine each processing facility utilized to produce the conflict minerals used in each of our relevant products. However, in Schedule 2 below is a listing of processing facilities which source minerals from the DRC, for which we have been able to confirm the information provided by our suppliers.
Based on our due diligence efforts to date, we do not have sufficient information to fully determine the country of origin of the conflict minerals in each of our products, or whether the conflict minerals in each of our products were from recycled or scrap sources. However, in Schedule 1 below is a listing of countries of origin, by pertinent mineral, for which we have been able to confirm the information provided by our suppliers.
The efforts to determine the origin of conflict minerals are more fully described in the section entitled “Due Diligence Measures Undertaken.”

Schedule 1
The information in this Schedule is solely an aggregation of data provided by the Company’s suppliers. This is not a confirmation of conflict minerals actually contained in the Company’s products.

Countries of Origin - Tantalum

Australia	Chile	Nigeria	Thailand
Austria	China	Peru	United States
Bolivia	DRC *	Portugal	Vietnam
Brazil	Ethiopia	Russia
Burundi *	Indonesia	Rwanda *	Recycle/Scrap
Canada	Mozambique	Spain

*	DRC Region Countries

Countries of Origin - Tin

Argentina	Guyana	Niger	Suriname
Australia	India	Nigeria	Tajikistan
Bolivia	Indonesia	Papua New Guinea	Thailand
Brazil	Italy	Peru	United Kingdom
Burundi *	Japan	Philippines	United States
Canada	Kazakhstan	Portugal	Uzbekistan
Chile	Kyrgyzstan	Russia	Vietnam
China	Laos	Rwanda *	Zambia *
DRC *	Malaysia	Saudi Arabia
Ethiopia	Mexico	South Africa	Recycle/Scrap
France	Mongolia	South Korea
Guinea	Mozambique	Spain

*	DRC Region Countries
Countries of Origin - Tungsten

Australia	China	Mozambique	Spain
Bolivia	DRC *	Nigeria	Thailand
Brazil	Ethiopia	Peru	United States
Burundi *	Indonesia	Portugal	Vietnam
Canada	Japan	Russia
Chile	Malaysia	Rwanda *	Recycle/Scrap

*	DRC Region Countries

Countries of Origin - Gold

Argentina	Indonesia	Niger	Sweden
Armenia	Italy	Nigeria	Tanzania
Australia	Japan	Papua New Guinea	Thailand
Bolivia	Kazakhstan	Peru	Turkey
Brazil	Kyrgyzstan	Philippines	United Kingdom
Canada	Malaysia	Portugal	United States
Chile	Mali	Romania	Uzbekistan
China	Mexico	Russia
DRC *	Mongolia	Rwanda *	Recycle/Scrap
Ghana	Mozambique	South Africa
Greece	Myanmar	South Korea
Guinea	Namibia	Spain

*	DRC Region Countries

Schedule 2
Smelters or Refiners with Identified Mineral Sources
The information in this Schedule is solely an aggregation of data provided by the Company’s suppliers. This is not a confirmation of conflict minerals actually contained in the Company’s products.

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
A.L.M.T. Corp.	Japan	Tungsten		Australia, Canada, China, Peru, Portugal, Spain, United States
Advanced Chemical Company	United States	Gold		United States
Aida Chemical Industries Co. Ltd. *	Japan	Gold		Bolivia, Canada, Japan, Peru, Recycle/Scrap, Spain
Allgemeine Gold-und Silberscheideanstalt A.G. *	Germany	Gold		Recycle/Scrap, Japan, Thailand
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Gold		China, Mexico, Uzbekistan
Alpha *	United States	Tin		China, Peru, Recycle/Scrap, Spain, Thailand
AMG Advanced Metallurgical Group	United States	Tantalum		Brazil, Ethiopia
AngloGold Ashanti Córrego do Sítio Minerção *	Brazil	Gold		Australia, Brazil, South Africa
Argor-Heraeus SA *	Switzerland	Gold		Argentina, Chile, China, South Africa
Asahi Pretec Corporation *	Japan	Gold		Argentina, Australia, Brazil, Canada, Chile, Guinea, Japan, Mexico, Papua New Guinea, Peru, Recycle/Scrap, United States
Asaka Riken Co Ltd	Japan	Gold		Armenia, Japan, Mexico, Recycle/Scrap
Atasay Kuyumculuk Sanayi Ve Ticaret A.S. *	Turkey	Gold		Brazil, Turkey
Aurubis AG *	Germany	Gold		China, Recycle/Scrap, United States
Baiyin Nonferrous Group Co.,Ltd.	China	Gold		China, Peru
Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	Philippines	Gold		Canada, Philippines

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
Boliden AB *	Sweden	Gold		Canada, Sweden
Caridad	Mexico	Gold		Bolivia, Chile, China, Japan, Mexico
CCR Refinery - Glencore Canada Corporation *	Canada	Tin	DRC, Zambia	Argentina, Australia, Canada, Chile, Japan, Peru, United States
Cendres + Métaux SA	Switzerland	Gold		Recycle/Scrap, Australia
Changsha South Tantalum Niobium Co., Ltd. *	China	Tantalum		Australia, Brazil, Canada, China, Russia
Chengfeng Metals Co Pte Ltd	Singapore	Tin		China
Chenzhou Diamond Tungsten Products Co., Ltd.	China	Tungsten		China
Chimet S.p.A. *	Italy	Gold		Australia, Italy, Mexico, Recycle/Scrap
China Gold International Resources Corp. Ltd.	China	Gold		China, Mongolia
China Minmetals Nonferrous Metals Co Ltd	China	Tungsten		China
China National Gold Group Corporation	China	Gold		China, Mongolia
China Rare Metal Materials Company *	China	Tin		China
China Tin Group Co., Ltd.	China	Tin	DRC	Australia, Brazil, China
Chongyi Zhangyuan Tungsten Co., Ltd.	China	Tungsten		China, Canada, Peru, Russia, Thailand
Chugai Mining	Japan	Gold		Canada, Japan
CNMC (Guangxi) PGMA Co. Ltd.	China	Tin		China
Codelco	Chile	Gold		Chile
Colonial Metals, Inc	Scotland	Tin		Recycle/Scrap

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
Colt Refining	United States	Gold		United States
Complejo Metalurgico Vinto S.A.	Bolivia	Tin		Bolivia, Brazil
Conghua Tantalum and Niobium Smeltry *	China	Tantalum	Rwanda	Brazil, China, Ethiopia
Cooper Santa	Brazil	Tin		Australia, Brazil, Peru
CSC Pure Technologies	Russia	Tin		China, Russia
CV Duta Putra Bangka	Indonesia	Tin		China
CV Makmur Jaya	Indonesia	Tin		Indonesia
CV Nurjanah	Indonesia	Tin		China
CV Prima Timah Utama	Indonesia	Tin		Indonesia
CV Serumpun Sebalai	Indonesia	Tin		Brazil, Malaysia
CV United Smelting *	Indonesia	Tin	DRC	China, Indonesia, Malaysia, Peru
Daejin Indus Co. Ltd	South Korea	Gold		Japan, South Korea
Daye Non-Ferrous Metals Mining Ltd.	China	Gold		China
Dayu Weiliang Tungsten Co., Ltd.	China	Tungsten		China
Do Sung Corporation	South Korea	Gold		South Korea, Recycle/Scrap
Doduco	Germany	Gold		Recycle/Scrap
Dowa Mining Co., Ltd. *	Japan	Gold		Canada, Indonesia, Japan, Mexico, United States
Duoluoshan Sapphire Rare Metal Co., Ltd. *	China	Tin	Rwanda	Brazil, Ethiopia, Malaysia, China, Nigeria

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
Eco-System Recycling Co., Ltd. *	Japan	Gold		Bolivia, Canada, Japan, Recycle/Scrap
Eldorado Gold Corporation	Canada	Gold		Australia, Brazil, China, Greece, Romania, Turkey
Electroloy Metal Pte	Singapore	Tin		Brazil, China, Malaysia
Empresa Metallurgica Vinto *	Bolivia	Gold	DRC	Bolivia, Brazil, China, Indonesia, Malaysia, Peru, Russia
Estanho de Rondônia S.A.	Brazil	Tin		Brazil
Ethiopian Minerals Development Share Company	Ethiopia	Tantalum		China, Ethiopia
F&X Electro-Materials Ltd. *	China	Tantalum		Recycle/Scrap, China, Russia
Faggi S.p.A.	Italy	Gold		Italy, Recycle/Scrap
Federal Metal Company	United States	Tin		Recycle/Scrap
Fenix Metals	Poland	Tin		Brazil, Recycle/Scrap
FIR Metals & Resource., Ltd. *	China	Tantalum		Brazil
Foshan Nanhai Tong Ding Metal Company. Ltd.	China	Tin		China, Recycle/Scrap
FSE Novosibirsk Refinery	Russia	Gold		Italy, Russia
Fujian Jinxin Tungsten Co., Ltd.	China	Tungsten		Australia, China
Gansu Seemine Material Hi-Tech Co Ltd	China	Gold		China
Ganzhou Grand Sea W & Mo Group Co Ltd	China	Tungsten		Russia, Australia, Canada, China, United States
Ganzhou Huaxing Tungsten Products Co., Ltd. *	China	Tungsten		Bolivia, Canada, China, Peru, Portugal, Spain
Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	China	Tungsten		China

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	Tungsten		Bolivia, China, Russia
Ganzhou Seadragon W & Mo Co., Ltd. *	China	Tungsten		China
Geib Refining Corp	United States	Gold		China, United States
Gejiu Kai Meng Industry and Trade LLC	China	Tin		China
Gejiu Non-Ferrous Metal Processing Co. Ltd. *	China	Tin		Bolivia, Brazil, China, Indonesia, Peru
Gejiu Zi-Li	China	Tin		Brazil, China
Global Advanced Metals	United States	Tantalum		Australia, Canada, Mozambique, Russia
Global Advanced Metals Aizu *	Japan	Tantalum		Australia, Canada
Global Advanced Metals Boyertown *	United States	Tantalum		Australia, Brazil, Canada, China, Mozambique
Global Tungsten & Powders Corp. *	United States	Tungsten		Bolivia, Canada, China, Peru, Portugal, Spain, United States
Guangdong Jinding Gold Limited	China	Gold		Australia, China
Guangdong Mingfa Precious Metals Co., Ltd.	China	Gold		China
Guangdong Xianglu Tungsten Industry Co., Ltd.	China	Tungsten		Canada, China, Russia, Thailand
Guangdong Zhiyuan New Material Co., Ltd. *	China	Tantalum		China
H.C. Starck Co., Ltd. *	Thailand	Tantalum	Rwanda	Australia, Brazil, Ethiopia, Mozambique
H.C. Starck GmbH	Germany	Tantalum	Rwanda	Australia, Bolivia, Brazil, Canada, China, Peru, Portugal, Russia, Spain, Thailand, United States
H.C. Starck GmbH Goslar *	Germany	Tantalum	Rwanda	Australia, Brazil, Canada, China, Ethiopia, Mozambique
H.C. Starck GmbH Laufenburg *	Germany	Tantalum	Rwanda	Australia, Brazil, Canada, China, Ethiopia, Mozambique

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
H.C. Starck Group	Germany	Tungsten	DRC, Rwanda	Australia, Brazil, Canada, Ethiopia, Mozambique, Russia
H.C. Starck Hermsdorf GmbH *	Germany	Tantalum	Rwanda	Australia, Brazil, Canada, China, Ethiopia, Mozambique
H.C. Starck Inc. *	United States	Tantalum	Rwanda	Australia, Brazil, Canada, China, Ethiopia, Mozambique
H.C. Starck Ltd. *	Japan	Tantalum	Rwanda	Australia, Brazil, Canada, China, Ethiopia, Mozambique
Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Gold		China
Harmony Gold Mining Company Limited	South Africa	Gold		Papua New Guinea, South Africa
Heimerle + Meule GmbH *	Germany	Gold		Australia, Canada, China, Malaysia, Mozambique, Philippines, Recycle/Scrap, South Africa
Hengyang King Xing Lifeng New Materials Co., Ltd. *	China	Tantalum		China
Heraeus Ltd. Hong Kong *	Hong Kong	Gold		Australia, Canada, China, France, Japan, Laos, Malaysia, Mozambique, Peru, Philippines, South Africa, Thailand
Heraeus Precious Metals GmbH & Co. KG *	Germany	Gold		Australia, Bolivia, Chile, China, Malaysia, Peru, United States
Hi-Temp Specialty Metals, Inc. *	United States	Tungsten	Rwanda	Brazil, China, Ethiopia, Australia, Mozambique
Huichang Jinshunda Tin Co. Ltd	China	Tin		China
Hunan Chenzhou Mining Group Co., Ltd.	China	Tungsten		China
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd. *	China	Tungsten		China
Hwasung CJ Co. Ltd	South Korea	Gold		Australia, Canada, Japan, South Korea, Mexico, United States
Hyundai-Steel	South Korea	Tin		Malaysia
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Gold		China, Mexico, Mongolia
Istanbul Gold Refinery *	Turkey	Gold		Turkey

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
Japan Mint *	Japan	Gold		Japan
Japan New Metals Co., Ltd. *	Japan	Tungsten, Tin		Canada, China, Russia, Thailand
Jean Goldschmidt International SA	Belgium	Tin		China
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Tungsten		China
Jiangxi Copper Company Limited	China	Gold		China, Japan, United States
Jiangxi Gan Bei Tungsten Co., Ltd. *	China	Tungsten		China
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Tungsten		China
Jiangxi Nanshan	China	Tin		Bolivia, China
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Tungsten		China
Jiangxi Tungsten Industry Group Co Ltd	China	Tungsten		Bolivia, China, Peru, Portugal, Spain
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Tungsten		China
Jiangxi Yaosheng Tungsten Co., Ltd.	China	Tungsten		China
JiuJiang JinXin Nonferrous Metals Co., Ltd. *	China	Tantalum		China
Jiujiang Tanbre Co., Ltd. *	China	Tantalum	DRC	China
Johnson Matthey Inc *	United States	Gold		United States, Australia, Brazil, Canada, China, South Africa
Johnson Matthey Ltd *	Canada	Gold		Australia, Canada, China, Malaysia, United States
JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	Russia	Gold		Australia, Canada, Japan, Russia
JSC Uralelectromed *	Russia	Gold		Russia

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
JX Nippon Mining & Metals Co., Ltd. *	Japan	Gold, Tin, Tantalum,Tungsten		Chile
Kai Unita Trade Limited Liability Company	Japan	Tin		China
Kazzinc Inc. *	Kazakhstan	Gold		Australia, Kazakhstan, Peru
KEMET Blue Metals *	Mexico	Tantalum	Rwanda	Mozambique, Nigeria
Kemet Blue Powder *	United States	Tantalum	Burundi, DRC, Rwanda	China, Mozambique, Nigeria
Kennametal Fallon	United States	Tungsten		Bolivia, China, Portugal, Recycle/Scrap, Russia, United States
Kennametal Huntsville	United States	Tungsten		Bolivia, China, United States
Kennecott Utah Copper LLC *	United States	Gold		Japan, United States
King-Tan Tantalum Industry Ltd *	China	Tantalum		China, Ethiopia
Kojima Chemicals Co., Ltd *	Japan	Gold		Japan
Koki Products Co., Ltd.	Thailand	Tin		Thailand
Korea Metal Co. Ltd	South Korea	Gold		Australia, South Korea, Recycle/Scrap
Kyrgyzaltyn JSC	Kyrgyzstan	Gold		Australia, Brazil, Kyrgyzstan
L' azurde Company For Jewelry *	Saudi Arabia	Gold		Australia, Canada, Japan, Saudi Arabia
Lingbao Gold Company Ltd.	China	Gold		China
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	Gold		China
Linwu Xianggui Smelter Co	China	Tin		China
LSM Brasil S.A. *	Brazil	Tantalum		Brazil

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
LS-NIKKO Copper Inc. *	South Korea	Gold		Australia, Chile, Indonesia, Kazakhstan, Brazil, India, Japan, South Korea, Peru, South Africa, United States
Luoyang Zijin Yinhui Metal Smelt Co Ltd	China	Gold		China
Magnu's Minerais Metais e Ligas LTDA *	Brazil	Tin		Brazil
Malaysia Smelting Corporation (MSC) *	Malaysia	Gold	DRC, Rwanda	Australia, Bolivia, Brazil, China, Indonesia, Malaysia, Niger, Nigeria, Peru, Portugal, Spain, Thailand
Malipo Haiyu Tungsten Co., Ltd. *	China	Tungsten		China
Materials Eco-Refining CO., LTD	Japan	Tin		Recycle/Scrap
Materion *	United States	Gold, Tungsten		Brazil, Canada, Chile, China, United States
Matsuda Sangyo Co., Ltd. *	Japan	Gold		Australia, Canada, China, Indonesia, Japan, United Kingdom, United States
Melt Metais e Ligas S/A *	Brazil	Tin		Brazil
Metallo Chimique *	Belgium	Gold	DRC	China, Malaysia, Peru, Russia, Thailand
Metalor Technologies (Hong Kong) Ltd *	Hong Kong	Gold		Australia, China, Japan, Peru, United States
Metalor Technologies (Singapore) Pte. Ltd. *	Singapore	Gold		China
Metalor Technologies (Suzhou) Co Ltd	China	Gold		China, South Africa
Metalor Technologies SA *	Switzerland	Gold		Canada, China, Sweden, United Kingdom, United States
Metalor USA Refining Corporation *	United States	Gold		Canada, China, Mexico, United States
Met-Mex Peñoles, S.A. *	Mexico	Gold		China, Mexico
Mineração Taboca S.A. *	Brazil	Tin		Brazil, Thailand
Minmetals Ganzhou Tin Co. Ltd.	China	Tungsten, Tin		Indonesia

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
Minsur *	Peru	Gold	DRC, Rwanda	Bolivia, Brazil, China, Indonesia, Malaysia, Peru, Thailand
Mitsubishi Materials Corporation *	Japan	Gold		Argentina, Australia, Canada, Chile, Indonesia, Papua New Guinea, Peru
Mitsubishi Materials Corporation *	Japan	Tin		China, Indonesia, Recycle/Scrap
Mitsui Mining and Smelting Co., Ltd. *	Japan	Gold		Australia, Canada, China, Japan
Moscow Special Alloys Processing Plant	Russia	Gold		Russia
Nankang Nanshan Tin Co., Ltd.	China	Tin		China, Portugal, Russia
Navoi Mining and Metallurgical Combinat	Uzbekistan	Gold		Australia, Canada, Chile, Indonesia, Japan, Peru, United States, Uzbekistan
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Tin		Vietnam
Nihon Material Co. LTD *	Japan	Gold		Australia, Canada, Japan, Mozambique
Ningxia Orient Tantalum Industry Co., Ltd. *	China	Tungsten	Burundi, Rwanda	Australia, Brazil, China, Ethiopia, Malaysia, Mozambique, Nigeria
North American Tungsten	Canada	Tungsten		China, Canada
Novosibirsk Integrated Tin Works	Russia	Tin		Peru, Russia
Nui Phao Mining Company Ltd.	Vietnam	Tungsten		Vietnam
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Tin		China, Thailand
O.M. Manufacturing Philippines, Inc.	Philippines	Tin		Bolivia, Brazil, China, Malaysia, Peru
Ohio Precious Metals, LLC *	United States	Gold		Brazil, Indonesia, Japan, Kazakhstan, Philippines, Russia, United States
Ohura Precious Metal Industry Co., Ltd *	Japan	Gold		Japan
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet) *	Russia	Gold		Russia

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
OJSC Kolyma Refinery	Russia	Gold		Russia
Operaciones Metalurgical S.A. *	Bolivia	Tin	DRC	Bolivia, Brazil, China, Indonesia, Malaysia, Peru, Russia, Thailand
PAMP SA *	Switzerland	Gold		Australia, Canada, Mexico, South Africa
Penglai Penggang Gold Industry Co Ltd	China	Gold		China
Plansee	Austria	Tantalum		Australia, China, Ethiopia, Nigeria, Russia
Prioksky Plant of Non-Ferrous Metals	Russia	Gold		Australia, China, Russia
PT Alam Lestari Kencana	Indonesia	Tin		Australia, Indonesia
PT Aneka Tambang (Persero) Tbk *	Indonesia	Gold		China, Indonesia
PT Artha Cipta Langgeng	Indonesia	Tin		Bolivia, Brazil, China, Indonesia, Malaysia
PT Babel Inti Perkasa *	Indonesia	Tin		Indonesia, Peru
PT Babel Surya Alam Lestari	Indonesia	Tin		China
PT Bangka Kudai Tin	Indonesia	Tin		China, Indonesia
PT Bangka Putra Karya *	Indonesia	Tin	DRC	Bolivia, Brazil, China, Indonesia, Malaysia, Peru
PT Bangka Timah Utama Sejahtera	Indonesia	Tin		Brazil, China, Indonesia
PT Bangka Tin Industry *	Indonesia	Tin		Bolivia, Brazil, China, Malaysia, Peru
PT Belitung Industri Sejahtera *	Indonesia	Tin		Indonesia
PT BilliTin Makmur Lestari	Indonesia	Tin		Bolivia, Brazil, China, Malaysia, Peru
PT Bukit Timah *	Indonesia	Gold	DRC	Australia, Bolivia, Brazil, China, Indonesia, Malaysia, Peru, Russia

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
PT DS Jaya Abadi *	Indonesia	Tin		Australia, Bolivia, Brazil, China, Indonesia, Malaysia, Peru, Russia
PT Eunindo Usaha Mandiri *	Indonesia	Tin		China
PT HP Metals Indonesia	Indonesia	Tin		Bolivia, China, Malaysia
PT Justindo	Indonesia	Tin		Australia, Brazil, China
PT Koba Tin	Indonesia	Tin		Bolivia, Brazil, China, Indonesia, Malaysia, Peru, Portugal, Recycle/Scrap, Russia, Spain, Thailand
PT Mitra Stania Prima *	Indonesia	Tin		Bolivia, Brazil, China, Indonesia, Mexico, Russia
PT Pelat Timah Nusantara Tbk	Indonesia	Tin	DRC, Burundi, Rwanda	Bolivia, Niger, Indonesia, Brazil, China, Malaysia, Nigeria
PT Refined Banka Tin *	Indonesia	Tin		China, Indonesia
PT Stanindo Inti Perkasa *	Indonesia	Tungsten	DRC	Australia, Bolivia, Brazil, China, Indonesia, Malaysia, Peru
PT Sumber Jaya Indah	Indonesia	Tin		China
PT Supra Sukses Trinusa	Indonesia	Tin		China, Russia
PT Tambang Timah *	Indonesia	Tin		Brazil, China, Indonesia, Malaysia, Peru, Thailand
PT Timah (Persero), Tbk *	Indonesia	Gold	DRC	Bolivia, Brazil, China, Indonesia, Malaysia, Peru, Thailand
PT Tinindo Inter Nusa *	Indonesia	Tin		China, Indonesia
PT Yinchendo Mining Industry	Indonesia	Tin		Brazil, China
Pure Technology	Russia	Tin		China, Russia
PX Précinox SA *	Switzerland	Gold		Australia, Canada, Mozambique
Rand Refinery (Pty) Ltd *	South Africa	Gold	DRC, Tanzania	Ghana, Guinea, Mali, Namibia, South Africa, Canada, China

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
RFH Tantalum Smeltry Co., Ltd *	China	Tantalum		China, Russia
Royal Canadian Mint *	Canada	Gold		Canada, Chile, Guyana, Japan, Mexico, Peru, Suriname
Rui Da Hung	Taiwan	Tin		China
Sabin Metal Corp.	United States	Gold		Canada, China, United States
Samduck Precious Metals	South Korea	Gold		South Korea
SAMWON METALS Corp.	South Korea	Gold		Australia, China, South Korea
SEMPSA Joyería Platería SA *	Spain	Gold		Spain
SGS	Bolivia	Tin		Bolivia, Brazil, China, Malaysia, Peru
Shandong Zhaojin Gold & Silver Refinery Co Ltd *	China	Gold		China, Japan, United States
Shanghai Jiangxi Metals Co., Ltd.	China	Tantalum		China
So Accurate Group, Inc.	United States	Gold		China, Thailand, United States
SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	Gold		Russia
Soft Metais, Ltda.	Brazil	Tin		Brazil
Solar Applied Materials Technology Corp. *	Taiwan	Gold		Canada, China, United States
Sumitomo Metal Mining Co., Ltd. *	Germany	Gold, Tin, Tungsten		Australia, Canada, Chile, Indonesia, Japan, Peru, United States
Super Dragon Technology Co., Ltd.	Taiwan	Gold		China, Recycle/Scrap
Taki Chemicals *	Japan	Tantalum		Brazil
Tanaka Kikinzoku Kogyo K.K. *	Japan	Gold		Australia, Canada, Chile, China, Japan, Malaysia, Mexico, South Africa, United Kingdom, United States, Uzbekistan

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Tungsten		China, Vietnam
Telex *	United States	Tantalum		Recycle/Scrap, Russia
Thaisarco *	Thailand	Gold	DRC, Rwanda	Australia, Bolivia, Brazil, China, Indonesia, Malaysia, Myanmar, Peru, Portugal, Thailand
The Great Wall Gold and Silver Refinery of China	China	Gold		China
The Refinery of Shandong Gold Mining Co. Ltd *	China	Gold		China, Peru
Tokuriki Honten Co., Ltd *	Japan	Gold		Australia, Canada, Chile, China, Japan, Peru, UNITED STATES
Torecom	South Korea	Gold		South Korea
Ulba *	Kazakhstan	Tantalum	Burundi, DRC, Rwanda	Australia, Brazil, Canada, China, Ethiopia, Mozambique, Russia
Umicore Brasil Ltda *	Brazil	Gold		Brazil, Japan
Umicore Precious Metals Thailand *	Thailand	Gold		Thailand
United Precious Metal Refining, Inc. *	United States	Gold		Australia, Canada, China, Russia, Thailand, United States
Valcambi SA *	Switzerland	Gold		Australia, Japan
Vietnam Youngsun Tungsten Industry Co., Ltd. *	Vietnam	Tungsten		China, United States, Vietnam
Voss Metals Company, Inc.	United States	Tungsten		United States
Western Australian Mint trading as The Perth Mint *	Australia	Gold		Australia, Bolivia, Chile, China, Guinea, Papua New Guinea, Peru, South Korea
White Solder Metalurgia e Mineração Ltda. *	Brazil	Tin		Brazil, China, Peru, Thailand
Wolfram Bergbau und Hütten AG *	Austria	Tungsten		Australia, Austria, China
Wolfram Company CJSC	Russia	Tin	Rwanda	Brazil, Canada, China, Russia, Thailand, United States

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin - DRC Region	3TG Country of Origin - Other
Xiamen Tungsten (H.C.) Co., Ltd. *	China	Tungsten	Burundi, Rwanda	Australia, Bolivia, Brazil, Canada, China, Russia, Spain, Thailand
Xiamen Tungsten Co., Ltd. *	China	Tantalum	Rwanda	Australia, Bolivia, Brazil, Canada, China, Peru, Portugal, Russia, Spain, Thailand, United States, Vietnam
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Tungsten		China
Yamamoto Precious Metal Co., Ltd.	Japan	Gold		Japan
Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China	Gold		China
Yichun Jin Yang Rare Metal Co., Ltd *	China	Tantalum		China
Yokohama Metal Co Ltd	Japan	Gold		Brazil, China, Japan, Malaysia
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China	Tin, Gold		China, Recycle/Scrap
Yunnan Copper Industry Co Ltd	China	Gold		China
Yunnan Tin Company Limited *	China	Gold	DRC	Australia, Bolivia, Brazil, China, Indonesia, Malaysia, Peru
Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	China	Gold		Australia, Canada, China, Mozambique, Philippines, Thailand
Zhuzhou Cement Carbide *	China	Tungsten	Burundi, DRC, Rwanda	Brazil, China, Malaysia, Nigeria, Russia
Zhuzhou Cemented Carbide Group Co Ltd	China	Tin	Rwanda	Australia, Bolivia, Brazil, Canada, China, Russia, Spain, Thailand
Zijin Mining Group Co. Ltd *	China	Gold		Australia, China, Kyrgyzstan, Mongolia, Peru, Russia, Tajikistan

*	Smelter certified as conflict free by the Conflict Free Smelter Initiative or an equivalent independent third party certification program during 2014.